Exhibit 5.1
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                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                January 18, 2001


SEACOR SMIT, Inc.
11200 Richmond Ave., Suite 400
Houston, Texas 77082

Ladies and Gentlemen:

         We have acted as counsel to SEACOR SMIT, Inc., a Delaware corporation ("SEACOR"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3 (file no. 333-53326) (the "Registration Statement") of (i) senior and/or subordinated debt securities (the "Debt Securities") of the Company, which Debt Securities may be secured or unsecured, in one or more series, which may be issued under the Senior Indenture (the "Senior Indenture"), proposed to be entered into between the Company and the trustee named therein, and the Subordinated Indenture (the "Subordinated Indenture"), proposed to be entered into between the Company and the trustee named therein, each filed as an exhibit to the Registration Statement (collectively, the "Indentures," and each trustee, a "Trustee"), (ii) shares of common stock, par value $0.01, of the Company (the "Common Stock"), (iii) shares of preferred stock, par value $0.01, of the Company (the "Preferred Stock"), in one or more series, and (iv) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent to be named, which securities may be offered separately or in any combination as units, to be offered and sold by the Company from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with aggregate gross proceeds of up to $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, in each case pursuant to terms and conditions to be designated by the Company at the time of offering. The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to as the "Securities."

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, including (i) the Registration Statement, (ii) the form of Senior Indenture and form of debenture thereto, (iii) the form of Subordinated Indenture and form of debenture thereto, (iv) a copy of the Restated Certificate of Incorporation of the Company, as amended, (v) a copy of the Amended and Restated By-laws of the Company, and (vi) such certificates or comparable documents of public officials and of officers and representatives of

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the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         In rendering this opinion, we have also assumed that (i) each of the Senior Indenture and the Subordinated Indenture will be duly authorized, executed and delivered by the relevant Trustee and that any Debt Security that may be issued will be manually authenticated by duly authorized officers of the relevant Trustee; (ii) the choice of New York law in the Indentures is legal and valid under the laws of other applicable jurisdictions; (iii) prior to any offering and sale of Securities, the Board of Directors (or a special committee thereof authorized to act on its behalf) of the Company will duly authorize the terms of and the prices at which (A) the Debt Securities are to be issued and sold in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as applicable, (B) the Warrants are to be issued and sold in accordance with the terms of any applicable warrant agreement, (C) shares of Preferred Stock are to be issued and sold, and (D) shares of Common Stock are to be issued and sold either separately or in combination with other Securities; and (iv) the denomination of any Debt Security in a currency other than United States dollars will not contravene the currency exchange control laws of any jurisdiction.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. With respect to any offering of any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a purchase agreement with respect to the Offered Debt Securities, such purchase agreement has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, so as not to violate any applicable law or the operative certificate of incorporation or by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Senior Indenture or Subordinated Indenture, as applicable, has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the


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provisions of the Senior Indenture or the Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; then (1) the Offered Debt Securities, when issued and sold in accordance with the Senior Indenture or Subordinated Indenture, as applicable, if any, and a duly authorized, executed and delivered purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally,
(B) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (C) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and
(D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if shares of Common Stock are issuable upon conversion or exchange of any convertible Offered Debt Securities, the shares of Common Stock issuable upon conversion or exchange will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, relating thereto and that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration therefor is not less than the par value of the Common Stock.

     We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Offered Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

         2. With respect to any offering of shares of Preferred Stock and/or Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the shares of Preferred Stock and Common Stock, as applicable, has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the shares of Preferred Stock and Common Stock, as applicable, are to be sold pursuant to a purchase agreement with respect to the shares of Preferred Stock and Common Stock, as applicable, such purchase agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of


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the shares of Preferred Stock and Common Stock, as applicable, and related matters; (v) the terms of the shares of Preferred Stock and Common Stock, as applicable, and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and by-laws of the Company so as not to violate any applicable law, the operative certificate of incorporation or by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing each of the Preferred Stock and Common Stock in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Preferred Stock and Common Stock, as applicable, when issued and sold in accordance with a duly authorized, executed and delivered purchase agreement will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock and Common Stock, as applicable, are authorized and available for issuance and that the consideration therefor is not less than the par value of the Preferred Stock and Common Stock, as applicable.

         3 With respect to any offering of any Warrants, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the Warrants are to be sold pursuant to a purchase agreement with respect to the Warrants, such purchase agreement has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and the operative certificate of incorporation and by-laws of the Company so as not to violate any applicable law or the operative certificate of incorporation or by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) warrant certificates representing the Warrants in the form examined by us are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Warrants, when issued and sold in accordance with a duly authorized, executed and delivered purchase agreement, will be duly authorized and validly issued, assuming that a sufficient number of shares of Preferred Stock, Common Stock, Debt Securities or other securities of the Company, as applicable, are authorized and available for issuance.

         The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP
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                                                 Weil, Gotshal & Manges LLP














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